Exhibit 99.1

First Industrial Realty Trust, Inc. 311 South Wacker Drive Suite 3900 Chicago, IL 60606 312/344-4300 FAX: 312/922-9851 MEDIA RELEASE

FIRST INDUSTRIAL REALTY TRUST REPORTS

FIRST QUARTER 2017 RESULTS

•	Occupancy of 95.8%, Up 100 Basis Points from 1Q16

•	Cash Same Store NOI Grew 5.9% and Cash Rental Rates Were Up 6.0%

•	Leased Approximately Half of the 602,000 Square-Foot Building II Under Construction at First Park 94 in the Chicago Market

•	Increased FFO Per Share Guidance by $0.02 at the Midpoint

•	Acquired a 19-Acre Development Site in Southern California for $15.0 Million; In 2Q17, Acquired a 181,000 Square-Foot Facility in Denver for $11.2 Million

•	Sold 12 Buildings Totaling 258,000 Square Feet for $20.5 Million

•	In 2Q17, Closed on $200 Million of Long-Term Unsecured Notes with a Weighted Average Interest Rate of 4.34% in a Private Placement

•	Increased First Quarter 2017 Dividend 10.5% to $0.21 Per Share

CHICAGO, April 25, 2017 – First Industrial Realty Trust, Inc. (NYSE: FR), a leading fully integrated owner, operator and developer of industrial real estate, today announced results for the first quarter 2017. Diluted net income available to common stockholders per share (EPS) was $0.19 in the first quarter, compared to $0.14 a year ago.

First Industrial’s first quarter FFO was $0.36 per share/unit on a diluted basis, compared to $0.35 per share/unit a year ago. First quarter 2017 results included $0.01 per share of loss from retirement of debt related to the early payoff of a mortgage loan.

“Our team delivered a strong quarter to start the year, reflected in our cash same store NOI and rental rate growth,” said Peter E. Baccile, First Industrial’s president and CEO. “The industrial real estate market continues to enjoy broad-based demand driven by economic growth and ever-evolving supply chain activity. We are focused on serving those growing needs through our existing portfolio as well as through targeted developments and select acquisitions.”

Portfolio Performance – First Quarter 2017

•	In service occupancy was 95.8% at the end of the first quarter, compared to 96.0% at the end of the fourth quarter of 2016, and 94.8% at the end of the first quarter of 2016.

•	Tenants were retained in 84.7% of square footage up for renewal.

•	Same property cash basis net operating income (NOI) increased 5.9%. Including lease termination fees, same property NOI increased 6.1%.

•	Rental rates increased 6.0% on a cash basis and increased 14.3% on a GAAP basis; leasing costs were $1.29 per square foot.

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Capital Markets Activity

In the first quarter:

•	Prepaid $35.0 million of secured debt with an interest rate of 5.55% as previously disclosed in the Company’s fourth quarter results press release.

•	The Company’s board of directors declared a common dividend of $0.21 per share/unit for the quarter ending March 31, 2017 that was paid on April 17, 2017 to stockholders of record on March 31, 2017. The new dividend rate represents a 10.5% increase from the prior rate of $0.19 per share.

•	Fitch Ratings upgraded the Company’s unsecured debt rating to ‘BBB’ from ‘BBB-.’

•	Established a new “at-the-market” offering program of up to $200 million, replacing the prior facility.

In the second quarter to date:

•	Closed on $200 million of fixed rate senior unsecured notes in a private placement offering with a weighted average interest rate of 4.34%. The notes are comprised of two tranches: $125 million with a 10-year term at an interest rate of 4.30% and $75 million with a 12-year term at an interest rate of 4.40%.

•	Moody’s Investor Service affirmed the Company’s Baa3 senior unsecured debt rating and revised its rating outlook to “positive” from “stable.”

“Through our new $200 million private placement, we continue to lower our borrowing costs and position our balance sheet for the long-term,” said Scott Musil, chief financial officer. “We were also pleased to gain traction with two credit rating agencies since the beginning of the year, with an upgrade from Fitch and an improved outlook from Moody’s.”

Development Leasing

In the first quarter, the Company signed the following development lease:

•	301,000 square feet of the 602,000 square-foot Building II at First Park 94 in the Chicago market.

Investment and Disposition Activities

In the first quarter, the Company:

•	Acquired a 19-acre development parcel for $15.0 million in the Inland Empire West that is developable up to 400,000 square feet.

•	Sold 12 buildings comprised of 258,000 square feet for $20.5 million.

In the second quarter to date, the Company:

•	Acquired a 100% leased, 181,000 square-foot facility in the I-70 East submarket of Denver for $11.2 million.

Outlook for 2017

Mr. Baccile stated, “We are increasing our FFO per share guidance range for 2017 by $0.02, largely due to our same store NOI performance in the first quarter and the impact from the lease-up at our Chicago development. Given the solid industrial real estate fundamentals, we are driving future cash flow through higher rental rates and continuing our track record of execution on our development investments.”

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	Low End of	High End of
	Guidance for 2017	Guidance for 2017
	(Per share/unit)	(Per share/unit)
Net Income Available to Common Stockholders	0.59	0.69
Add: Real Estate Depreciation/Amortization	0.96	0.96
Less: Non-NAREIT Compliant Gains through 1Q17	(0.07)	(0.07)

FFO (NAREIT Definition)	$1.48	$1.58

FFO Excluding the Loss on Retirement from Prepayment of Secured Debt	$1.49	$1.59

The following assumptions were used:

•	Average quarter-end in service occupancy of 95.5% to 96.5%.

•	Same-store NOI growth on a cash basis before termination fees of 3.0% to 5.0% for the full year, an increase of 25 basis points at the midpoint, reflecting first quarter results.

•	General and administrative expense of approximately $26 million to $27 million.

•	Guidance includes the incremental costs expected in 2017 related to the Company’s completed and under construction developments as of March 31, 2017. In total, the Company expects to capitalize $0.03 per share of interest related to these projects in 2017.

•	Guidance reflects the impact of the second quarter acquisition in Denver.

•	Other than the above, guidance does not include the impact of:

•	any other future debt repurchases prior to maturity or future debt issuances,

•	any future investments or property sales,

•	any future NAREIT-compliant gains or losses,

•	any future impairment gains or losses, or

•	any future equity issuance.

A number of factors could impact our ability to deliver results in line with our assumptions, such as interest rates, the economy, the supply and demand of industrial real estate, the availability and terms of financing to potential acquirers of real estate, the timing and yields for divestment and investment, and numerous other variables. There can be no assurance that First Industrial can achieve such results.

Conference Call

First Industrial will host its quarterly conference call on Wednesday, April 26, 2017 at 11:00 a.m. EDT (10:00 a.m. CDT). The conference call may be accessed by dialing (888) 823-7459, passcode “First Industrial.” The conference call will also be webcast live on the “Investors” page of the Company’s website at www.firstindustrial.com. The replay will also be available on the website.

The Company’s first quarter 2017 supplemental information can be viewed at www.firstindustrial.com under the “Investors” tab.

FFO Definition

First Industrial reports FFO in accordance with the NAREIT definition to provide a comparative measure to other REITs. NAREIT recommends that REITs define FFO as net income, excluding gains (or losses) from the sale of previously depreciated property, plus depreciation and amortization, excluding impairments from previously depreciated assets, and after adjustments for unconsolidated partnerships and joint ventures.

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About First Industrial Realty Trust, Inc.

First Industrial Realty Trust, Inc. (NYSE: FR) is a leading fully integrated owner, operator, and developer of industrial real estate with a track record of providing industry leading customer service to multinational corporations and regional customers. Across major markets in the United States, our local market experts manage, lease, buy, (re)develop, and sell bulk and regional distribution centers, light industrial, and other industrial facility types. In total, we own and have under development approximately 64.5 million square feet of industrial space as of March 31, 2017. For more information, please visit us at www.firstindustrial.com.

Forward-Looking Information

This press release and the presentation to which it refers may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on certain assumptions and describe our future plans, strategies and expectations, and are generally identifiable by use of the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “project,” “seek,” “target,” “potential,” “focus,” “may,” “will,” “should” or similar words. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. Factors which could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities; our ability to qualify and maintain our status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) and changes in interest rates; the availability and attractiveness of terms of additional debt repurchases; changes in our credit agency ratings; our ability to comply with applicable financial covenants; our competitive environment; changes in supply, demand and valuation of industrial properties and land in our current and potential market areas; difficulties in identifying and consummating acquisitions and dispositions; our ability to manage the integration of properties we acquire; potential liability relating to environmental matters; defaults on or non-renewal of leases by our tenants; decreased rental rates or increased vacancy rates; higher-than-expected real estate construction costs and delays in development or lease-up schedules; changes in general accounting principles, policies and guidelines applicable to real estate investment trusts; and other risks and uncertainties described under the heading “Risk Factors” and elsewhere in our annual report on Form 10-K for the year ended December 31, 2016, as well as those risks and uncertainties discussed from time to time in our other Exchange Act reports and in our other public filings with the SEC. We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact us and the statements contained herein, reference should be made to our filings with the SEC.

A schedule of selected financial information is attached.

Contact:	Art Harmon
Vice President, Investor Relations and Marketing
312-344-4320

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FIRST INDUSTRIAL REALTY TRUST, INC.

Selected Financial Data

(Unaudited)

(In thousands except per share/Unit data)

	Three Months Ended
	March 31,	March 31,
	2017	2016
Statement of Operations and Other Data:
Total Revenues	$97,383	$93,467
Property Expenses	(28,486)	(28,367)
General and Administrative	(8,033)	(7,674)
Acquisition Costs (a)	—	(64)
Depreciation of Corporate FF&E	(169)	(172)
Depreciation and Other Amortization of Real Estate	(28,325)	(30,956)

Total Expenses	(65,013)	(67,233)
Gain on Sale of Real Estate	8,009	7,251
Interest Expense	(14,369)	(16,259)
Amortization of Deferred Financing Costs	(778)	(873)
Loss from Retirement of Debt	(1,653)	—

Income from Operations Before Income Tax Provision	23,579	16,353
Income Tax Provision	(88)	(58)

Net Income	23,491	16,295
Net Income Attributable to the Noncontrolling Interest	(782)	(607)

Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$22,709	$15,688

RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.’S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO FFO (b) AND AFFO (b)
Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$22,709	$15,688
Depreciation and Other Amortization of Real Estate	28,325	30,956
Noncontrolling Interest	782	607
Gain on Sale of Depreciable Real Estate	(8,009)	(7,251)

Funds From Operations (NAREIT) (“FFO”) (b)	$43,807	$40,000
Loss from Retirement of Debt	1,653	—
Restricted Stock/Unit Amortization	3,101	2,963
Amortization of Debt Discounts/(Premiums) and Hedge Costs	64	72
Amortization of Deferred Financing Costs	778	873
Depreciation of Corporate FF&E	169	172
Non-incremental Building Improvements	(2,347)	(1,125)
Non-incremental Leasing Costs	(4,403)	(6,676)
Capitalized Interest	(1,027)	(449)
Capitalized Overhead	(76)	(85)
Straight-Line Rent, Amortization of Above (Below) Market Leases and Lease Inducements	(1,581)	(1,847)

Adjusted Funds From Operations (“AFFO”) (b)	$40,138	$33,898

FIRST INDUSTRIAL REALTY TRUST, INC.

Selected Financial Data

(Unaudited)

(In thousands except per share/Unit data)

	Three Months Ended
	March 31,	March 31,
	2017	2016
RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.’S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO EBITDA (b) AND NOI (b)
Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$22,709	$15,688
Interest Expense	14,369	16,259
Depreciation and Other Amortization of Real Estate	28,325	30,956
Income Tax Provision	88	58
Noncontrolling Interest	782	607
Loss from Retirement of Debt	1,653	—
Amortization of Deferred Financing Costs	778	873
Depreciation of Corporate FF&E	169	172
Gain on Sale of Depreciable Real Estate	(8,009)	(7,251)

EBITDA (b)	$60,864	$57,362
General and Administrative	8,033	7,674
Acquisition Costs (a)	—	64

Net Operating Income (“NOI”) (b)	$68,897	$65,100
Non-Same Store NOI	(3,164)	(1,466)

Same Store NOI Before Same Store Adjustments (b)	$65,733	$63,634
Lease Inducement Amortization	184	226
Straight-line Rent	200	(1,564)
Above (Below) Market Lease Amortization	(273)	(265)
Lease Termination Fees	(278)	(128)

Same Store NOI (Cash Basis without Termination Fees) (b)	$65,566	$61,903

Weighted Avg. Number of Shares/Units Outstanding - Basic	120,877	115,096
Weighted Avg. Number of Shares Outstanding - Basic	116,837	110,793
Weighted Avg. Number of Shares/Units Outstanding - Diluted	121,301	115,288
Weighted Avg. Number of Shares Outstanding - Diluted	117,261	110,985
Per Share/Unit Data:
Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$22,709	$15,688
Less: Allocation to Participating Securities	(67)	(63)

Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders	$22,642	$15,625
Basic/Diluted Per Share/Unit	$0.19	$0.14
FFO (NAREIT)	$43,807	$40,000
Less: Allocation to Participating Securities	(113)	(114)

FFO (NAREIT) Allocable to Common Stockholders and Unitholders	$43,694	$39,886
Basic/Diluted Per Share/Unit	$0.36	$0.35
Common Dividends/Distributions Per Share/Unit	$0.21	$0.19
Balance Sheet Data (end of period):
Gross Real Estate Investment	$3,396,002	$3,345,397
Real Estate and Other Assets Held For Sale, Net	4,471	2,370
Total Assets	2,805,058	2,732,419
Debt	1,371,297	1,479,927
Total Liabilities	1,519,528	1,634,482
Total Equity	$1,285,530	$1,097,937

a) Effective January 1, 2017, we adopted Accounting Standards Update (“ASU”) No. 2017-01, “Business Combinations (Topic 805): Clarifying the Definition of a Business” (“ASU 2017-01”), which clarifies the framework for determining whether an integrated set of assets and activities meets the definition of a business. The revised framework establishes a screen for determining whether an integrated set of assets and activities is a business and narrows the definition of a business, which is expected to result in fewer transactions being accounted for as business combinations. Acquisitions of integrated sets of assets and activities that do not meet the definition of a business are accounted for as asset acquisitions. We anticipate that our acquisitions of real estate in the future will generally not meet the definition of a business combination; and accordingly, transaction costs which have historically been expensed, will be capitalized as part of the basis of the real estate assets acquired. ASU 2017-01 was applied prospectively.

b) Investors in, and analysts following, the real estate industry utilize funds from operations (“FFO”), net operating income (“NOI”), EBITDA and adjusted funds from operations (“AFFO”), variously defined below, as supplemental performance measures. While we believe net income available to First Industrial Realty Trust, Inc.‘s common stockholders and participating securities, as defined by GAAP, is the most appropriate measure, we consider FFO, NOI, EBITDA and AFFO, given their wide use by, and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. AFFO provides a tool to further evaluate the ability to fund dividends. In addition, FFO, NOI, EBITDA and AFFO are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

As used herein, we calculate FFO to be equal to net income available to First Industrial Realty Trust, Inc.‘s common stockholders and participating securities, plus depreciation and other amortization of real estate, minus gain on sale of depreciable real estate.

NOI is defined as our revenues, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses.

EBITDA is defined as NOI, minus general and administrative expenses and acquisition costs.

AFFO is defined as EBITDA minus GAAP interest expense, minus capitalized interest and overhead, plus amortization of debt discounts / (premiums) and hedge costs, minus straight-line rental income, amortization of above (below) market leases and lease inducements, minus provision for income taxes or plus benefit for income taxes, plus restricted stock/unit amortization, minus non-incremental capital expenditures. Non-incremental capital expenditures refer to building improvements and leasing costs required to maintain current revenues plus tenant improvements amortized back to the tenant over the lease term. Excluded are first generation leasing costs, capital expenditures underwritten at acquisition and development/redevelopment costs.

FFO, NOI, EBITDA and AFFO do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, EBITDA and AFFO should not be considered as substitutes for net income available to common stockholders and participating securities (calculated in accordance with GAAP) as a measure of results of operations or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, NOI, EBITDA and AFFO as currently calculated by us may not be comparable to similarly titled, but variously calculated, measures of other REITs.

In addition, we consider cash-basis same store NOI (“SS NOI”) to be a useful supplemental measure of our operating performance. Same store properties include all properties owned prior to January 1, 2016 and held as an in service property through the end of the current reporting period, and developments and redevelopments that were placed in service or were substantially completed for 12 months prior to January 1, 2016 (the “Same Store Pool”). We define SS NOI as NOI, less NOI of properties not in the Same Store Pool, less the impact of straight-line rent, the amortization of lease inducements, the amortization of above (below) market rent and the impact of lease termination fees. We exclude straight-line rent, amortization of lease inducements and above (below) market rent in calculating SS NOI because we believe it provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, we believe that SS NOI helps the investing public compare the operating performance of a company’s real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expense, acquisition costs, interest expense, depreciation and amortization, income tax benefit and expense, gains and losses on retirement of debt, sale of real estate, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, our computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.